UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

_________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
_________________

Date of Report (Date of earliest event reported):  June 20, 2012

EMPIRE RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-179245	22-3136782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Parker Plaza Fort Lee, New Jersey	07024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 944-2200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Stockholders of Empire Resources, Inc. (the “Company”) held on June 20, 2012, the Company’s stockholders elected ten directors, each for a one-year term of office to serve until the Company’s 2013 Annual Meeting of Stockholders, or until their successors are elected and qualified. The nominated directors received the following votes:

Name	For	Withheld
Jack Bendheim	4,978,285	118,883
Peter G. Howard	4,968,278	128,890
Nathan Kahn	4,983,043	114,125
Sandra Kahn	4,979,257	117,911
Douglass Kass	5,055,284	41,884
Nathan J. Mazurek	4,966,420	130,748
L. Rick Milner	5,067,552	29,616
Morris J. Smith	5,069,552	27,616
William Spier	4,974,360	122,808
Harvey Wrubel	4,983,043	114,125

The results reported above are final voting results. There were no abstentions or broker non-votes, and no votes were cast against any of the nominated directors. No other matters were considered or voted upon at the meeting.

Item 8.01	Other Events.

On June 20, 2012, the Company’s Board of Directors declared a cash dividend of $0.025 per share of outstanding common stock payable on July 20, 2012, to stockholders of record as of the close of business on July 6, 2012. On June 21, 2012, the Company issued a press release announcing this cash dividend, a copy of which is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
99.1	Press release dated June 21, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPIRE RESOURCES, INC.

Date: June 22, 2012	By:	/s/ Sandra Kahn
Name: Sandra Kahn
Title: Chief Financial Officer